                          Consolidated Financial Statements

                                The Price REIT, Inc.

                          December 31, 1996, 1995 and 1994
                         with Report of Independent Auditors

                          Report of Independent Auditors


The Board of Directors and Stockholders
The Price REIT, Inc.

We have audited the accompanying consolidated balance sheets of The Price REIT, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Price REIT, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.






San Diego, California
January 22, 1997

                              The Price REIT, Inc.
                          Consolidated Balance Sheets

                                                            December 31
                                                         1996         1995
                                                      ----------   ----------
                                                           (In Thousands)
Assets
Rental property, net (Note 2)                          $380,482     $351,585
Investments in Joint Ventures (Note 3)                   19,202       17,568
Cash and cash equivalents                                11,369        1,241
Deferred rent receivable                                  8,489        6,219
Other assets                                              6,749        5,431
Secured note receivable (Note 4)                          1,346            -
Investment in Development Company (Note 12)                 434          434
                                                      ----------   ----------
Total assets                                           $428,071     $382,478
                                                      ==========   ==========

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities               $  4,474     $  3,408
Senior Notes payable (Note 5)                           154,114       99,082
Unsecured line of credit (Note 5)                        19,000       56,000
Secured notes payable (Note 5)                           11,794        2,750
                                                      ----------   ----------
Total liabilities                                       189,382      161,240

Minority interest                                         1,707            -

Commitments and contigencies (Note 10)                        -            -

Stockholders' Equity (Notes 6, 7 and 8):
Preferred stock, $.01 par value;
  2,000,000 shares authorized,
    no shares issued or outstanding                           -            -
Common stock, $.01 par value;
  25,000,000 shares authorized
    Series A Common Stock, 0 and 44,546 shares issued
      and outstanding, convertible 1 for 1 to Common Stock    -            1
Common Stock, 9,069,249 and 8,256,302 shares
  issued and outstanding                                     91           82
Additional paid-in capital                              259,518      236,365
Accumulated deficit                                     (22,627)     (15,210)
                                                      ----------   ----------
Total stockholders' equity                              236,982      221,238
                                                      ----------   ----------
Total liabilities and stockholders' equity             $428,071     $382,478
                                                      ==========   ==========
See accompanying notes.

                              The Price REIT, Inc.

                        Consolidated Statements of Income


                                                Year ended December 31
                                               1996       1995       1994
                                             --------   --------   --------
                                                 (In Thousands, except
                                                     per share data)
Revenue
Rental Income                                $ 51,292   $ 40,152   $ 37,599
Management fees (Note 9)                        1,085      1,042        789
Equity in earnings of Joint Ventures            1,556      1,456        584
Dividend from Development Company                   -        432        536
Interest and other income                         392        441        417
                                             --------   --------   --------
                                               54,325     43,523     39,925
                                             ========   ========   ========
Expenses
Rental operations                               4,344      3,266      2,978
Real estate taxes                               5,565      3,911      3,606
General and administrative (Note 9)             3,550      3,335      3,187
Depreciation                                   11,876      9,686      9,165
Interest                                       12,071      6,939      4,085
                                             --------   --------   --------
                                               37,406     27,137     23,021
                                             --------   --------   --------
Net income                                   $ 16,919   $ 16,386   $ 16,904
                                             ========   ========   ========

Net income per share                         $   1.98   $   1.98   $   2.07
                                             ========   ========   ========
Weighted average number of shares
  outstanding                                   8,560      8,259      8,165
                                             ========   ========   ========


See accompanying notes.

                              The Price REIT, Inc.

                Consolidated Statements of Stockholders' Equity

                                              Additional
                                Common Stock    Paid-In   Accumulated
                               Shares  Amount   Capital     Deficit     Total
                               ------  ------  ---------   ---------  ---------
                                               (In Thousands)


Balance at January 1, 1994      8,143   $ 81   $231,783    $ (5,603)  $226,261
Issuance of Common Stock
 under dividend reinvestment
 and share purchase plan           74       1     2,293           -      2,294
Dividends paid                      -       -         -     (20,859)   (20,859)
Net income                          -       -         -      16,904     16,904
                               ------  ------  ---------   ---------  ---------
Balance at December 31, 1994    8,217      82   234,076      (9,558)   224,600
Issuance of Common Stock
 under dividend reinvestment
 and share purchase plan           56       1     1,589           -      1,590
Exercise of stock options          28       -       700           -        700
Dividends paid                      -       -         -     (22,038)   (22,038)
Net income                          -       -         -      16,386     16,386
                              -------  ------  ---------   ---------  ---------
Balance at December 31, 1995    8,301      83   236,365     (15,210)   221,238

Issuance of Common Stock
 Public offering                  690       7    22,159           -     22,166
 Offering costs                     -       -    (1,389)          -     (1,389)
Issuance of Common Stock
 under dividend reinvestment
 and share purchase plan           37       -     1,164           -      1,164
Exercise of stock options          41       1     1,219           -      1,220
Dividends paid                      -       -         -     (24,336)   (24,336)
Net income                          -       -         -      16,919     16,919
                              -------  ------  ---------   ---------  ---------
Balance at December 31, 1996    9,069    $ 91  $259,518    $(22,627)  $236,982
                              =======  ======  =========   =========  =========


See accompanying notes.

                              The Price REIT, Inc.

                      Consolidated Statements of Cash Flows

                                                    Year ended December 31
                                                  1996       1995       1994
                                                ---------  ---------  ---------
                                                         (In Thousands)

Operating activities
Net Income                                      $ 16,919   $ 16,386   $ 16,904
Adjustments to reconcile net income to net
  cash provided by operating activities
  Depreciation                                    11,876      9,686      9,165
  Amortization of deferred loan fees                 543        284        152
  Amortization of debt discount                      162         32          -
  Equity in earnings of Joint Ventures            (1,556)    (1,456)      (584)
  Deferred rent                                   (2,269)    (1,806)    (2,129)
  Changes in operating assets and liabilities:
   Decrease in deferred rent receivable                -         68          -
   Increase in rent receivable and other
     assets                                       (1,495)    (1,313)    (1,459)
   Increase in accounts payable and accrued
     liabilities                                     577        920        105
   Increase (decrease) in security deposits           28        109        (42)
   Increase in accured interest payable              462      1,310         72
                                                ---------  ---------  ---------
Net cash provided by operating activities         25,247     24,220     22,184
                                                ---------  ---------  ---------

Investing activities
Purchases of rental property                     (30,600)   (61,831)    (8,240)
Additions to rental property                      (9,845)   (12,401)    (2,947)
Investments in Joint Ventures                     (2,000)    (1,977)   (15,837)
Distributions from Joint Ventures                  1,867      1,660        555
Secured note receivable                           (1,347)         -          -
Distributions from Development Company                 -        113        203
                                                ---------  ---------  ---------
Net cash used in investing activities            (41,925)   (74,436)   (26,266)
                                                ---------  ---------  ---------

                              The Price REIT, Inc.

                      Consolidated Statements of Cash Flows
                                  (Continued)

                                                    Year ended December 31
                                                  1996       1995       1994
                                                ---------  ---------  ---------
                                                         (In Thousands)

Financing activities
Proceeds from Senior Notes payable due 2000            -     99,050          -
Proceeds from Senior Notes payable due 2006       54,870          -          -
Payment of debt issuance costs                      (640)    (1,938)         -
Proceeds from unsecured line of credit            39,000     68,000     19,000
Repayment of unsecured line of credit            (76,000)   (96,000)         -
Proceeds from secured notes payable               11,841          -      2,750
Repayment of secured notes payable                (2,797)         -          -
Minority interest contributions                    1,707          -          -
Gross proceeds from issuance of Common Stock      23,642        919        329
Issuance costs                                    (1,389)         -          -
Dividends paid, net of dividends reinvested      (23,428)   (20,667)   (18,893)
                                                --------------------  ---------
Net cash provided by financing activities         26,806     49,364      3,186
                                                --------------------  ---------

Increase (decrease) in cash and cash
  equivalents                                     10,128       (852)      (896)
Cash and cash equivalents at beginning of
  the year                                         1,241      2,093      2,989
                                                --------------------  ---------
Cash and cash equivalents at end of year        $ 11,369    $ 1,241    $ 2,093
                                                ====================  =========

Supplemental disclosure of cash flow
  information:
  Cash paid during the year for interest         $ 11,364    $ 5,759   $ 4,247
                                                ===============================


See accompanying notes.

                              The Price REIT, Inc.

                   Notes to Consolidated Financial Statements

                               December 31, 1996


1.Organization and Summary of Significant Accounting Policies

Organization

The Price REIT, Inc., a Maryland corporation formed in 1991, is a self-administered and self-managed real estate investment trust which is focused on the acquisition, development, redevelopment and management of retail shopping center properties.

Consolidation

The consolidated financial statements include the accounts of The Price REIT, Inc.; Price/Texas, Inc., a wholly-owned subsidiary; Price/Baybrook, Ltd., a limited partnership between The Price REIT, Inc. and Price/Texas, Inc.; and Smithtown Venture Limited Liability Company ("Smithtown Venture"), an approximate 80% owned joint venture (collectively referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated.

The Company acquired its ownership in Smithtown Venture in October 1996.

Use of Estimates

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statement date and the reported amounts of revenue and expenses during the reporting period. Due to uncertainties inherent in the estimation process, it is reasonably possible that actual results could differ from these estimates.

Rental Property and Depreciation

Rental property is recorded at cost. At such times where events or circumstances indicate that the carrying amount of property may be impaired, the Company makes an assessment of its recoverability by estimating the future undiscounted cash flows, excluding interest charges, of the property. If the carrying amount exceeds the aggregate future cash flows, the Company would recognize an impairment loss to the extent the carrying amount exceeds the fair value of the property.

                              The Price REIT, Inc.


1.   Organization and Summary of Significant Accounting Policies (continued)

Rental Property and Depreciation (continue)

Depreciation is provided using the straight-line method over estimated useful lives as follows:


            Furniture and fixtures     7 years
            Land improvements         15 years
            Buildings                 25 years


Investments

The equity method of accounting is used for investments in joint ventures in which the Company has a financial interest and exercises significant influence. Under this method, the Company recognizes its share of the net earnings or losses of the joint ventures as earned or incurred and reduces or increases the carrying value of the investments by the amount of distributions received or contributions paid.

The cost method of accounting is used for the Company's investment in K&F Development Company ("Development Company"). Under this method, the Company recognizes as income, dividends received that are distributed from net accumulated earnings of the Development Company.

Cash Equivalents

The Company considers highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

The Company has no requirements for compensating balances. The Company maintains its operating cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company also maintains a money market mutual fund which invests primarily in U.S. Treasury obligations. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Deferred Loan Fees

Deferred loan fees are amortized, using the straight-line method, over the term of the related loan and are reflected as a component of interest expense.

                              The Price REIT, Inc.



1.   Organization and Summary of Significant Accounting Policies (continued)


Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values for its financial instruments, as well as the methods and significant assumptions used to estimate fair values. The Company believes that the carrying values reflected in the balance sheets at December 31, 1996 and 1995 reasonably approximate the fair values for cash and cash equivalents, receivables and all liabilities. In making such assessments, the Company used estimates and market rates for similar instruments.

Minority Interest

Minority interest represents the approximate 20% ownership of Smithtown Venture not owned by the Company.

Revenue Recognition

Rental income is recorded on a straight-line basis over the term of the leases. Deferred rent receivable represents the excess of rental revenue recognized on a straight-line basis over cash received under the applicable lease provisions.

Income Taxes

The Company has met all conditions necessary to qualify as a real estate investment trust under the Internal Revenue Code. To qualify as a real estate investment trust, the Company is required to pay dividends of at least 95% of its ordinary taxable income each year and meet certain other criteria. As a qualifying real estate investment trust, the Company will not be taxed on income distributed to its shareholders. Since the Company distributed all of its taxable income to stockholders for the years ended December 31, 1996, 1995 and 1994, the accompanying financial statements contain no provision for income taxes.

Taxable income differs from net income for financial reporting purposes principally due to differences in the timing of recognition of depreciation expense and rental revenue.

The reported amounts of the Company's net assets as of December 31, 1996 and 1995 were less than its tax basis for Federal tax purposes by approximately $272,000 and $451,000, respectively.

                              The Price REIT, Inc.

Net Income Per Share


Net income per share is calculated using the weighted average number of shares outstanding. The assumed exercise of outstanding stock options, using the treasury stock method, is not materially dilutive for the earnings per share computation.

Reclassification

Certain prior year amounts have been reclassified to conform to the current year presentation.

2.Rental Property

Rental property as of December 31, 1996, geographically by state, is as follows:

                                    Total  California    Arizona  Connecticut
                                ---------------------------------------------
                                                (In Thousands)

Land                            $ 136,148   $  63,754   $ 21,662   $   7,713
Land improvements                  40,907      15,578      6,264       4,201
Buildings                         245,038     111,737     31,543      15,952
                                ---------------------------------------------
                                  422,093     191,069     59,469      27,866
Accumulated depreciation          (41,611)    (21,612)    (5,951)     (4,705)
                                ---------------------------------------------
                                $ 380,482   $ 169,457   $ 53,518   $  23,161
                                =============================================
Net rentable square feet            4,858       2,022        855         332
                                =============================================


                              Maryland  New York  Virginia     Texas   Oklahoma
                              -------------------------------------------------
Land                          $  2,582  $ 10,321  $ 12,575  $ 13,174  $  4,367
Land improvements                3,409     2,270     9,185         -         -
Buildings                        6,858    22,637    17,063    26,814    12,434
                              -------------------------------------------------
                                12,849    35,228    38,823    39,988    16,801
Accumulated depreciation        (1,607)   (2,394)   (4,366)     (914)      (62)
                              -------------------------------------------------
                              $ 11,242  $ 32,834  $ 34,457  $ 39,074  $ 16,739
                              =================================================
Net rentable square feet           210       246       323       636       234
                              =================================================

                              The Price REIT, Inc.

Rental property as of December 31, 1995, geographically by state, is as follows:

                                   Total  California     Arizona  Connecticut
                               ----------------------------------------------
                                                   (In Thousands)
Land                           $ 127,625   $  63,736    $ 21,662   $   7,713
Land improvements                 40,833      15,568       6,199       4,201
Buildings                        213,190     110,400      30,825      15,952
                               ----------------------------------------------
                                 381,648     189,704      58,686      27,866
Accumulated depreciation         (30,063)    (16,128)     (4,288)     (3,787)
                               ----------------------------------------------
                               $ 351,585   $ 173,576    $ 54,398   $  24,079
                               ==============================================

Net rentable square feet           4,393       2,016         840         332
                               ==============================================

                                Maryland    New York    Virginia       Texas
                               ----------------------------------------------
Land                           $   2,582   $  10,321    $ 12,575   $   9,036
Land improvements                  3,411       2,270       9,184           -
Buildings                          6,858      15,246      17,063      16,846
                               ----------------------------------------------
                                  12,851      27,837      38,822      25,882
Accumulated depreciation          (1,106)     (1,599)     (3,071)        (84)
                               ----------------------------------------------
                               $  11,745   $  26,238    $ 35,751   $  25,798
                               ==============================================
Net rentable square feet             210         246         323         426
                               ==============================================



Rental property owned through the Company's investments in joint ventures is described in Note 3.

The Company's shopping centers are generally leased under noncancellable operating leases with remaining terms ranging from 1 to 25 years. Certain of the leases contain up to seven five-year renewal options. The leases generally contain provisions for increases in rents based on the Consumer Price Index, or a predetermined fixed amount, and require the tenant to reimburse the Company for substantially all operating expenses of the properties.

Certain of the leases provide for additional rental payments based on gross tenant revenues in excess of specified amounts. During the year ended December 31, 1996, 1995 and 1994, the Company earned additional rents of approximately $418,000, $372,000 and $225,000, respectively, relating to these leases.

                              The Price REIT, Inc.



2.   Rental Property (continued)



Future minimum rental income due under the terms of noncancellable operating leases is as follows (in thousands):

               1997               $ 42,279
               1998                 41,812
               1999                 40,789
               2000                 39,722
               2001                 38,431
               Thereafter          287,290

The following tenants account for greater than 10% of total revenues:

                                    Year ended December 31
                                    1996     1995     1994
                                   ------   ------   ------
                                        (In Thousands)

           The Home Depot          $8,955   $7,401   $6,119
           Price/Costco             5,029    5,268    5,985


Acquisitions of Shopping Centers

In November 1996, the Company acquired a 234,000 square foot shopping center in Oklahoma City, Oklahoma for $16,700,000 (Note 5).

In July 1996, the Company acquired a 210,000 square foot shopping center near Dallas, Texas for $12,650,000.

In January 1996, the Company acquired a 9.7 acre land parcel adjacent to the Company's shopping center near Houston, Texas for $1,250,000.

In December 1995, the Company acquired a 172,000 square foot shopping center in Oxnard (Ventura County), California for $10,332,000 and a 279,000 square foot shopping center in La Mirada (Los Angeles County), California for $25,824,000.

In November 1995, the Company acquired a 426,000 square foot shopping center near Houston, Texas for $25,675,000.

                             The Price REIT, Inc.

Acquisitions of Shopping Centers (continued)


In December 1994, the Company acquired a 143,000 square foot shopping center in Phoenix, Arizona for $8,240,000. During 1995, the Company began redevelopment and expansion activities to increase the center by approximately 85,000 square feet of new space.

Smithtown Venture

The Company acquired its interest in Smithtown Venture from Development Company for $250,000. Prior to its ownership acquisition, the Company had advanced $4,550,000 to Smithtown Venture for development of a shopping center in Long Island, New York. Condensed financial information of Smithtown Venture, upon acquisition by the Company on October 2, 1996, is as follows (in thousands):


      Rental property under development      $6,059
                                             --------

      Company advances                       $4,550
      Members' capital                        1,509
                                             ------
                                             $6,059
                                             ======

In connection with the development of the shopping center, Smithtown Venture entered into a 49-year ground lease, with four ten-year renewal options, which provides for monthly payments. While the shopping center is under development, the lease payments are being capitalized to rental property. Future minimum lease payments, excluding renewal options, are as follows (in thousands):

                      1997          $ 1,067
                      1998            1,400
                      1999            1,400
                      2000            1,400
                      2001            1,400
                      Thereafter     82,653

                             The Price REIT, Inc.



3.Investment in Joint Ventures

Centrepoint Associates

In April 1994, the Company acquired a 50% general partnership interest in Centrepoint Associates for $11,388,000. The general partnership interest was acquired from a partnership in which Price/Costco and Messrs. Kornwasser and Friedman were the general partners. The joint venture owns and operates a 236,000 square foot power center in Tempe, Arizona, with an additional 149,000 square feet of adjacent retail space, constructed and completed in 1995. During the years ended December 31, 1996 and 1995 and for the period from April 15, 1994 through December 31, 1994, the Company contributed cash of approximately

$271,000, $1,186,000 and $4,449,000, respectively, to the joint venture, to fund construction costs and acquisitions.

In accordance with the original purchase agreement, certain development contingencies required Price/Costco to advance the Company approximately $130,000 during 1994 and the Company was required to make net payments to Price/Costco totaling $791,000 during 1995 resulting in a net additional cost to the Company of $661,000. As a result of these payments, the recorded amount of the Company's investment in the joint venture was $661,000 greater than the amount of its capital account as reflected in the joint venture's accounting records. The Company is amortizing the excess cost over 15 years.

In December 1995, the joint venture purchased two properties located in the Phoenix metropolitan area. One of the properties is located in Glendale, Arizona, which was purchased for $6,724,000, and consists of an existing 85,000 square foot shopping center with potential to expand by approximately 20,000 additional square feet. The other property is located in Goodyear, Arizona, which was purchased for $4,232,000, and contains approximately 40 acres of vacant land for future development. In connection with these purchases, the joint venture obtained a $10,500,000 loan which is due in December 1997.

Hayden Plaza North Associates

In April 1996, the Company formed a partnership with Kimco Realty Corporation ("Kimco"), a retail real estate investment trust, to purchase a 191,000 square foot shopping center in Phoenix, Arizona at a cost of $3,490,000. The Company holds a 50% general partnership interest. The acquisition was completed in May 1996.

                             The Price REIT, Inc.



3.Investment in Joint Ventures (continued)

Condensed combined financial information of the joint ventures is as follows:

                                                December 31
                                              1996        1995
                                           ---------------------
                                              (In Thousands)
        Rental property, net                $45,648     $41,590
        Other assets                          3,125       2,038
                                           ---------------------
                                            $48,773     $43,628
                                           =====================

        Liabilities                         $11,701     $10,989
        The Company's capital                18,596      16,907
        Other partner's capital              18,476      15,732
                                           ---------------------

                                            $48,773     $43,628
                                           =====================

                                                Year ended
                                                December 31
                                              1996        1995
                                           ---------------------
                                               (In Thousands)
        Revenue                             $ 6,723     $ 5,201
        Expenses                             (3,538)     (2,248)
                                           ---------------------
        Net income                          $ 3,185     $ 2,953
                                           =====================


The accounting policies of the joint ventures are substantially the same as the Company's.

4.Secured Note Receivable

In connection with the development of a shopping center in Long Island, New York, Smithtown Venture made a loan to the ground lessor for the payoff of an existing mortgage on the property. The secured note receivable bears interest at a fixed rate of 7.41% and is due in monthly principal and interest payments through October 2026.

                             The Price REIT, Inc.


5.Notes Payable

Notes payable consists of the following:

                                                       December 31
                                                     1996       1995
                                                  ---------------------
                                                      (In Thousands)
              Senior Notes payable due 2000        $ 99,242   $ 99,082
              Senior Notes payable due 2006          54,872          -
                                                  ---------------------
                                                    154,114     99,082
              Unsecured line of credit               19,000     56,000
              Secured notes payable                  11,794      2,750
                                                  ---------------------
                                                   $184,908   $157,832
                                                  =====================

Senior Notes Payable

In November 1996, the Company issued unsecured 7.50% Senior Notes in the aggregate principal amount of $55,000,000 which are due November 2006. Interest on the 7.50% Senior Notes is payable semi-annually in arrears on May 5 and November 5. The notes were priced at an aggregate amount of $54,870,000 and have an effective interest rate of 7.53%.

In November 1995, the Company issued unsecured 7.25% Senior Notes in the aggregate principal amount of $100,000,000 which are due November 2000. Interest on the 7.25% Senior Notes is payable semi-annually in arrears on May 1 and November 1. The notes were priced at an aggregate amount of $99,050,000 and have an effective interest rate of 7.48%.

As of December 31, 1996 and 1995, the unamortized discount of senior notes payable was $886,000 and $918,000, respectively. Amortization of the discount during the year ended December 31, 1996 and 1995, in the amount of $162,000 and $32,000 is reported as a component of interest expense and an increase to Senior Notes payable.

The Senior Notes payable contain certain restrictive financial covenants relating to debt-to-asset ratios, cash flow coverage ratio and distribution limitations.

                             The Price REIT, Inc.

Unsecured Line of Credit

In September 1993, the Company obtained a revolving credit facility from a group of banks for up to $75 million in unsecured advances through September 1996. In May 1994, the credit facility was modified to increase the commitment amount to $100 million. In November 1995, the credit facility was modified in various respects including a reduction in the borrowing capacity to $75 million, amendment of the interest rate, extension of the maturity to October 1997, and the incorporation of certain additional financial covenants. In October 1996, the credit facility was further modified to provide for an interest rate reduction.

Advances under the credit facility, at the Company's option, bear interest at either LIBOR plus 1.25% or a Base Rate, as defined, plus .50%. The effective rate of interest as of December 31, 1996 and 1995 was 6.63% and 7.05%, respectively. Interest on the out-standing balance is payable no less than quarterly.

The agreement requires the Company to meet various financial covenant ratios, including minimum net operating income and net worth levels, as defined, and the Company is precluded from paying dividends in excess of 95% of its annual net income plus depreciation. The Company is required to pay a commitment fee of
 .25% per annum on the unused portion of the unsecured line of credit under its current borrowings.

Secured Notes Payable


At December 31, 1996, the secured notes payable bear interest at fixed rates of 9.0% and 9.25% and are secured by a shopping center in Oklahoma City, Oklahoma. The notes provide for monthly payments of principal and interest with all principal due in June 2013 and December 2014.

Principal maturities of all notes payable as of December 31, 1996 are summarized as follows (in thousands):

                    1997                $  19,299
                    1998                      328
                    1999                      359
                    2000                  100,393
                    2001                      430
                    Thereafter             64,985
                                       -----------
                                        $ 185,794
                                       ===========

                             The Price REIT, Inc.

The Company incurred $12,540,000, $7,354,000 and $4,471,000 of interest costs which included amortization of loan discount and fees, of which $469,000, $415,000 and $234,000 were capitalized to rental property for the years ended December 31, 1996, 1995 and 1994, respectively.

6.  1996 Stock Offering

On September 9, 1996, the Company completed a public offering of 690,000 shares of Common Stock at an offering price of $32.125 per share (the "Stock Offering"). The Company used the net proceeds of approximately $21 million for repayment of indebtedness under the Company's unsecured line of credit and for general corporate purposes. Expenses of the Stock Offering were approximately $1,389,000 and were charged against the gross proceeds of the Stock Offering.

7.  Dividends

The Company paid quarterly dividends to stockholders as follows:

                                                  Year ended December 31
                                                1996        1995        1994
                                           -----------------------------------
Series A Common Stock
First                                       $  0.6667   $  0.6286   $  0.6000
Second                                            N/A      0.6286      0.6000
Third                                             N/A      0.6381      0.6190
Fourth                                            N/A      0.6476      0.6190
                                           -----------------------------------
Total                                       $  0.6667   $  2.5429   $  2.4380

                                           ===================================
Common Stock
First                                       $  0.7000   $  0.6600   $  0.6300
Second                                         0.7000      0.6600      0.6300
Third                                          0.7000      0.6700      0.6500
Fourth                                         0.7000      0.6800      0.6500
                                           -----------------------------------
Total                                       $  2.8000   $  2.6700   $  2.5600
                                           ===================================

Taxable portion - ordinary dividend           78.36%      82.00%      86.92%
Return of capital portion                     21.64%      18.00%      13.08%
                                           -----------------------------------
                                             100.00%     100.00%     100.00%
                                           ===================================

                             The Price REIT, Inc.

Common Stock

The Company had previously issued two series of common stock equity, Common Stock and Series A Common Stock. On May 23, 1996, the Company's stockholders approved an amendment to the Company's charter to provide that all outstanding shares of Series A Common Stock be converted into shares of Common Stock; eliminate the provision which entitled holders of Common Stock to receive an annualized quarterly per share dividend equal to 105% of the annualized quarterly per share dividend on the Series A Common Stock and changed the name of the Company's Series A Common Stock to Common Stock. There were 38,266 shares of Series A Common Stock that were converted into Common Stock.

8. Stock Options/Dividend Reinvestment Plan

In 1991, the Company adopted a stock option plan for certain of its employees. The options generally vest 20% upon grant and 20% per year over the subsequent four years. Vested options expire ten years from the date of vesting. Unvested options expire at termination of employment.

In 1993, the Company adopted an incentive stock option plan for certain of its officers and other key employees. The options generally vest 20% upon grant and 20% per year over the subsequent four years. The options are exercisable upon vesting and expire ten years from the date of grant. Unvested options expire at termination of employment.

In 1996, the Company adopted a stock option plan for non-employee directors of its Board of Directors. The options are fully vested and exercisable on the date of grant.

                             The Price REIT, Inc.

Stock options outstanding are as follows (in thousands, except per share data):


                                           Stock Options
                                  --------------------------------
                                     Non-                 Total         Price
                                   Incentive  Incentive  Exercise       Range
                                    Shares     Shares     Value       Per Share
                                  ----------------------------------------------

Outstanding at January 1, 1994        128          399   $ 16,643  $25.00-$32.50
Granted on February 14, 1994            -           27        905          33.50
                                  --------------------------------
Outstanding at December 31, 1994      128          426     17,548    25.00-33.50

Exercised on June 30, 1995            (28)           -       (700)         25.00
Expired on July 1, 1995               (17)           -       (506)         29.75
Granted on December 11, 1995            -          148      4,237          28.63
                                  --------------------------------
Outstanding at December 31, 1995       83          574     20,579    28.63-33.50

Granted on January 29, 1996            31           49      2,360          29.50
Exercised on February 29, 1996        (41)           -     (1,220)         29.75
Expired on March 31, 1996              (2)           -        (60)         29.75
Granted on August 1, 1996              12            -        354          29.50
Granted on December 18, 1996            -           34      1,224          36.00
Granted on December 31, 1996           12            -        462          38.50
                                  --------------------------------
Outstanding at December 31, 1996       95          657   $ 23,699  $28.63-$38.50
                                  ================================

At December 31, 1996, 1995 and 1994, 423,100, 325,200 and 253,000 stock options, respectively, were exercisable.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The new accounting standards prescribed by SFAS No. 123 are optional, and the Company has elected to account for its stock option plans under the previous accounting standards as prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."
The effect of applying the SFAS No. 123 fair value method to the Company's stock based awards would result in net income and net income per share that are not materially different from amounts reported.

                             The Price REIT, Inc.



8.  Stock Options/Dividend Reinvestment Plan (continued)

In February 1994, the Company adopted a dividend reinvestment and share purchase plan (the "Plan"). This Plan gives the holders of shares of common stock the opportunity to purchase additional common stock shares through reinvestment of distributions or volun-tary cash investments. At the Company's option, the common stock shares purchased under the Plan can be newly issued or purchased on the open market. Concurrent with the adoption of this Plan, the Company filed a Form S-3 Registration Statement with the Securities and Exchange Commission to register 500,000 common stock shares that are eligible to be issued under this Plan. During the years ended December 31, 1996 and 1995, 37,000 and 56,000 shares, respectively, were issued under the Plan. Through December 31, 1996, a total of 167,000 shares have been issued under the Plan.

9.  Related Party Transactions

Mr. Sol Price previously provided office space to the Company's corporate headquarters at no cost. Effective December 1995, the Company has agreed to pay Mr. Price $7,200 per year for office space provided.

1996

Management fees revenue includes $817,000 earned from Price Enterprises, Inc. owned rental properties and $92,000 earned from K&F affiliated companies.

Development fees totaling $142,000 were paid to Development Company and capitalized to rental property.

Leasing commissions totaling $250,000 were paid to Development Company and capitalized to other assets.

Other income includes $30,000 of consulting fee income received from Price Enterprises, Inc.

1995

Management fees revenue includes $785,000 earned from Price Enterprises, Inc. owned rental properties and $128,000 earned from K&F affiliated companies.

General and administrative expense includes $114,000 of rent expense paid to a partnership in which Messrs. Joseph Kornwasser and Jerald Friedman are partners.

                             The Price REIT, Inc.

1995 (continued)

Development fees totaling $379,000 were paid to Development Company and capitalized to rental property.


Leasing commissions totaling $489,000 were paid to Development Company and capitalized to other assets.

Other income includes $164,000 of consulting fee income received from Price Enterprises, Inc. for various consulting services.

1994

Management fees revenue includes $617,000 earned from Price Enterprises, Inc. owned rental properties and $134,000 earned from K&F affiliated companies.

General and administrative expense includes $139,000 of rent expense paid to a partnership in which Messrs. Kornwasser and Friedman are partners.

Development fees totaling $207,000 were paid to Development Company and capitalized to rental property.

Leasing commissions totaling $364,000 were paid to Development Company and capitalized to other assets.

10. Commitments and Contingencies

The Company sponsors a 401(k) deferred compensation plan. Employees may contribute up to 15% of their wages subject to Internal Revenue Code limits.
The plan provides for discretionary matching and profit sharing contributions by the Company. The Company may match contributions up to 2.5% of an employee's annual compensation for annual compensation below $50,000 or up to 2.0% for annual compensation equal to or above $50,000. During the years ended December 31, 1996, 1995 and 1994, the Company contributed $23,000, $23,000 and $17,000, respectively, to the plan.  The plan is fully funded.

                             The Price REIT, Inc.

Certain of the Company's properties were acquired from The Price Company or its successor, Price/Costco. The Price Company has indemnified the Company, with the exception of the Company's 50% interest in the Tempe, Arizona property, with respect to the presence of any hazardous material (as defined under various environmental laws) on properties purchased from The Price Company in the event such hazardous materials were determined to be present on the date of the purchase. The Company is not aware of any environmental issues with respect to its properties which would require a material expenditure by the Company, regardless of whether the Company might ultimately be indemnified by The Price Company.

11. Quarterly Financial Data (Unaudited)



Summarized quarterly financial data for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                      Earnings
                              Revenues   Net Income   Per Share
                              ---------------------------------
                                    (In Thousands, except
                                       per share data)
       1996
       ----
          First               $13,430    $ 4,058       $ 0.49
          Second               12,883      4,135         0.50
          Third                13,362      4,103         0.48
          Fourth               14,650      $,623         0.51

      1995
      ----
          First               $10,366    $ 4,008       $ 0.49
          Second               10,405      4,091         0.50
          Third                10,579      4,082         0.49
          Fourth               12,173      4,205         0.50

      1994
      ----
          First               $ 9,216    $ 3,938       $ 0.48
          Second                9,653      4,148         0.51
          Third                 9,828      4,477         0.55
          Fourth               11,228      4,341         0.53

                             The Price REIT, Inc.


12.  Subsequent Events

On January 22, 1997, the Company completed a public offering of 1,600,000 shares of Common Stock at an offering price of $37.625 per share. The Company plans to use the net proceeds of approximately $57 million for repayment of indebtedness under the Company's unsecured line of credit and to fund its future acquisition and development activities.

On January 16, 1997, the Company acquired a 134,000 square foot shopping center in Wichita, Kansas for $9.8 million.

Effective January 1, 1997, the Company acquired the assets and assumed the liabilities of the Development Company.